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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-66352 and No. 333-37665) of United Stationers Inc. of our report dated January 27, 2003, except for Notes 6 and 8, as to which the date is March 28, 2003, with respect to the consolidated financial statements and schedule of United Stationers Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                              /s/ ERNST & YOUNG, LLP

Chicago, Illinois
March 28, 2003